Exhibit 1.4

EXECUTION VERSION

GLIMCHER REALTY TRUST

AMENDMENT NO. 3 TO THE
EQUITY DISTRIBUTION AGREEMENT

May 10, 2013

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated May 16, 2011, as amended by Amendment No. 1 to the Equity Distribution Agreement, dated December 20, 2011, and Amendment No. 2 to the Equity Distribution Agreement, dated July 31, 2012 (as amended, the “Agreement”), among Glimcher Realty Trust, a Maryland real estate investment trust (the “Company”), its subsidiary, Glimcher Properties Limited Partnership, a Delaware limited partnership (the “Partnership”) and Wells Fargo Securities, LLC (the “Manager”). In consideration of the mutual promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Partnership and the Manager hereby agree to enter into this Amendment No. 3 to the Agreement, dated the date hereof (the “Amendment No. 3”), with the purpose of, among other things, establishing the Securities available for issue and sale on and after the Amendment Effective Date in an aggregate sale price of up to $215,000,000.

SECTION 1.     Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

SECTION 2.     Amendment of the Agreement.

(a)     On and after the Amendment Effective Date (as defined below), any reference in the Agreement to the phrase “$200,000,000” shall be deemed to read “$215,000,000”; provided that such “$215,000,000” shall refer to the aggregate sale price of the Securities available for issue and sale on and after the Amendment Effective Date, excluding any Securities issued and sold, or available for issue and sale, prior to the Amendment Effective Date.

(b)     On and after the Amendment Effective Date, any reference in the Agreement to the phrase “File No. 333-172462” shall be deemed to read “File No. 333-188534”.

(c)     On and after the Amendment Effective Date, any reference in the Agreement to the term “Alternative Placement Agent” shall be deemed to mean all of KeyBanc Capital Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Jefferies LLC and Raymond James & Associates, Inc., or any one of them individually, as applicable.

(d)     On and after the Amendment Effective Date, any reference in the Agreement to the term “Alternative Distribution Agreement” shall be deemed to mean all of the equity distribution agreements (i) with KeyBanc Capital Markets Inc., dated May 16, 2011, as amended on December 20, 2011 and July 31, 2012, and further amended on the date hereof, (ii) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated July 31, 2012, as amended on the date hereof, (iii) with Jefferies LLC, dated the date hereof and (iv) with Raymond James & Associates, Inc., dated the date hereof; or any one of them individually, as applicable.

(e)     On and after the Amendment Effective Date, the reference in Exhibit C of the Agreement to the phrase “2.0%” shall be deemed to read “1.5%”.

(f)     The Amendment Effective Date shall be a Representation Date for all purposes under the Agreement.

(g)     Solely with respect to the Securities of which Applicable Time occurs on or after the Amendment Effective Date, the term “Prospectus Supplement” shall mean the final prospectus supplement, relating to the Common Stock, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on May 10, 2013.

SECTION 3.     Effectiveness. This Amendment No. 3 shall become effective as of the date hereof (the “Amendment Effective Date”). Upon the effectiveness hereof, all references in the Agreement to “this Agreement” or the like shall refer to the Agreement as further amended hereby.

SECTION 4.     Counterparts. This Amendment No. 3 may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

SECTION 5.     Law; Construction. THIS AMENDMENT NO. 3 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.     Entire Agreement. This Amendment No. 3 and the Agreement as further amended hereby constitute the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings relating to the subject matter hereof. Except as further amended hereby, all of the terms of the Agreement shall remain in full force and effect and are hereby confirmed in all respects.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Manager, the Company and the Partnership in accordance with its terms.

Very truly yours,

GLIMCHER REALTY TRUST

By:	/s/ Mark E. Yale
Name:	Mark E. Yale
Title:	Executive Vice President, Chief Finacial
Officer and Treasurer

GLIMCHER PROPERTIES LIMITED PARTNERSHIP

By:	/s/ Mark E. Yale
Name:	Mark E. Yale
Title:	Executive Vice President, Chief Finacial
Officer and Treasurer

CONFIRMED AND ACCEPTED, as of the date
first above written:

WELLS FARGO SECURITIES, LLC

By:	/s/ Marc C. Ogborn
Marc C. Ogborn
Vice President